UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 13, 2014

CALPINE CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-12079	77-0212977
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

717 Texas Avenue, Suite 1000, Houston, Texas 77002
(Addresses of principal executive offices and zip codes)

Registrant's telephone number, including area code: (713) 830-2000

Not applicable
(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

ITEM 5.02 — DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS
ITEM 5.07 — SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS
ITEM 9.01 — FINANCIAL STATEMENTS AND EXHIBITS
SIGNATURES

ITEM 5.02 — DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS
On May 13, 2014, the Compensation Committee of the Board of Directors of Calpine Corporation (the “Company”) approved, recommended that the Board approve, and the Board subsequently ratified, an award of 44,483 shares of restricted stock under the Company's 2008 Amended and Restated Equity Incentive Plan to John B. (Thad) Hill in recognition of his achievements with the Company. Pursuant to the terms of the Restricted Stock Agreement between the Company and Mr. Hill, dated May 13, 2014, such restricted stock award will vest on the third anniversary of the grant date, provided that Mr. Hill remains employed by the Company on such vesting date, except as described below. In the event of a change in control of the Company or termination of Mr. Hill's employment due to death or disability, any outstanding restricted stock will immediately become fully vested. If Mr. Hill becomes eligible to retire, any outstanding restricted stock will immediately become fully vested on the later to occur of (i) the date of such eligibility and (ii) the one-year anniversary of the grant date. In the event that Mr. Hill's employment terminates for any reason other than death, disability or retirement, any outstanding restricted stock will be forfeited.
The foregoing description is not complete and is qualified in its entirety by reference to the full text of the Restricted Stock Agreement between the Company and Mr. Hill, filed herewith as Exhibit 10.1, which is incorporated herein by reference.
The annual meeting of the Company’s shareholders was held on May 14, 2014 (“Annual Meeting”). As previously announced, in accordance with his employment agreement, Mr. Fusco resigned as the Company’s Chief Executive Officer and will continue to be employed as the Company’s Executive Chairman following the Annual Meeting. Mr. Hill became the Company’s Chief Executive Officer following the Annual Meeting.
ITEM 5.07 — SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

(a) There were 423,239,734 shares of common stock entitled to be voted, and 334,701,786 shares present in person or represented by proxy at the Annual Meeting. Three items of business were acted upon by shareholders at the annual meeting: (1) the election of nine directors nominated by the Board to serve until the 2015 annual meeting of shareholders and until their successors are elected and duly qualified, (2) ratification of the appointment of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2014, and (3) approval, on an advisory basis, of named executive officer compensation.

(b) All matters voted upon at the Annual Meeting were approved. The voting results are as follows:

Proposal 1 — Election of Directors

	Number of	Number of Votes	Broker
Names	Votes For	Withheld	Non-Votes
Frank Cassidy	316,984,630	1,144,037	16,573,119
Jack A. Fusco	315,576,400	2,552,267	16,573,119
John B. (Thad) Hill	317,008,808	1,119,859	16,573,119
Robert C. Hinckley	315,257,658	2,871,009	16,573,119
Michael W. Hofmann	315,638,033	2,490,634	16,573,119
David C. Merritt	316,997,914	1,130,753	16,573,119
W. Benjamin Moreland	316,986,011	1,142,656	16,573,119
Robert A. Mosbacher, Jr.	316,942,042	1,186,625	16,573,119
Denise M. O'Leary	315,655,788	2,472,879	16,573,119

Proposal 2 — To Ratify the Selection of PricewaterhouseCoopers LLP as the Company's Independent Registered Public Accounting Firm for the Year Ending December 31, 2014

For	332,887,895
Against	1,109,279
Abstentions	704,612
Broker Non-Votes	—

Proposal 3 — To Approve, on an Advisory Basis, Named Executive Officer Compensation

For	313,932,509
Against	3,303,332
Abstentions	892,826
Broker Non-Votes	16,573,119

ITEM 9.01 — FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits

Exhibit No.	Description

10.1	Restricted Stock Award Agreement between the Company and John B. (Thad) Hill, dated May 13, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CALPINE CORPORATION

	By:	/s/ ZAMIR RAUF
Zamir Rauf
Executive Vice President and
Chief Financial Officer

Date: May 15, 2014

ITEM 9.01 — FINANCIAL STATEMENTS AND EXHIBITS

Exhibit No.	Description

10.1	Restricted Stock Award Agreement between the Company and John B. (Thad) Hill, dated May 13, 2014.